Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-109189, 333-99399, 333-82592, 333,45643, 333-86697, 333-86719 and 333-20387 on Form S-8 of our report dated March 12, 2004, appearing in this Annual Report on Form 10-K of Metro One Telecommunications, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Portland, Oregon

March 12, 2004